Exhibit 10.3

SUBLEASE TERMINATION AGREEMENT

THIS SUBLEASE TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of the date of the last party to execute this Agreement, by and between OneQube, Inc., a Delaware corporation (“Sublessor”) and Kubient, Inc., a Delaware corporation (“Sublessee”), under the following circumstances:

A.                 Sublessor (as lessee under that certain agreement of lease dated December 5, 2014 with Super Nova 330 LLC, a New York limited liability company) and Sublessee are parties to that certain License Agreement dated as of June 1, 2018 (the “Sublease”), whereby Sublessor has subleased to Sublessee in the open bullpen located on the west end of the tenth floor (the “Premises”), located at 330 7th Avenue, New York, New York 10001; and

B.                  Sublessor and Sublessee mutually desire to enter into this Agreement to cancel and terminate the Sublease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good, valuable and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   Termination of Sublease. On and subject to the terms and conditions set forth herein, Sublessor and Sublessee agree that the Sublease is and shall be cancelled and terminated as of 11:59 p.m. on March 31, 2020 (the “Termination Date”). The Sublease shall have no force or effect from and after the Termination Date except for (a) outstanding claims or obligations arising or accruing under the Sublease prior to the Termination Date, including but not limited to Sublessee’s obligations to pay amounts accrued but unpaid prior to the Termination Date, (b) any duties, obligations or liabilities which by their nature or terms survive the expiration or termination of the Sublease, including but not limited to indemnification obligations, and (c) any duties, obligations or liabilities set forth herein. Notwithstanding the foregoing, Sublessee shall have no obligation to pay Sublessor any amount arising from its obligations under the Sublease for rent of the Premises from January 1 to March 31, 2020.

2.                   Mutual Release. Sublessor and Sublessee do hereby release and discharge the other from any claims, liabilities or obligations arising under the Sublease after the Termination Date; provided, however, the foregoing shall not release either party from (a) any claims, liabilities or obligations arising or accruing under the Sublease prior to the Termination Date, (b) any duties, obligations or liabilities which by their nature or terms survive the expiration or termination of the Sublease, or (c) any duties, obligations or liabilities set forth herein.

3.                   Indemnification. Sublessor shall indemnify, hold harmless, and defend Sublessee and its officers, directors, employees, agents, affiliates, successors, and permitted assigns against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees, that are incurred by Sublessor arising out of or related to any third-party claim relating to Sublessor’s lease with Super Nova 330 LLC, which includes the Premises. Sublessor shall give prompt written notice to Sublessee of any proposed litigation or proposed settlement of a claim that is indemnifiable hereunder, and Sublessee may engage its own counsel in such proposed litigation or settlement. Sublessor may not, without Sublessee’s prior written consent, settle or compromise any claim or consent to the entry of any judgment regarding the indemnification being sought hereunder.

4.                   Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the termination of the Sublease and supersedes all prior oral or written negotiations and communications by or on behalf of the parties, and no variance or modification hereof shall be valid and enforceable, except by supplemental agreement in writing, executed and approved in the same manner as this Agreement.

5.                   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

6.                   Conflict. In the event of any conflict between the terms of the Sublease and the terms of this Agreement, the terms of this Agreement shall control.

7.                   Defined Terms. Defined terms used in this Agreement not defined herein shall have the meaning set forth in the Sublease.

8.                   Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. The exchange by the parties hereto of copies of this Agreement and executed signature pages hereto by facsimile, e-signature or other electronic transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original thereof for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date written below.

SUBLESSOR:

ONEQUBE, INC.

By:	/s/ Peter A. Bordes, Jr.
Title:	Chairman
Date:	6/18/2020

SUBLESSEE:

KUBIENT, INC.

By:	/s/ Josh Weiss
Title:	Chief Financial Officer
Date:	6/17/2020

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